Exhibit 99.1

                 SYMS CORP REPORTS RESULTS FOR THE FIRST QUARTER

SECAUCUS, N.J. -- (BUSINESS WIRE) -- June 24, 2003 - Syms Corp (NYSE:SYM), a leading off-price retailer, announced results today for their first quarter ended May 31, 2003.

For the thirteen weeks ended May 31, 2003, net loss was $1.7 million ($0.11 per share) versus a profit of $0.7 million ($0.04 per share) for the comparable thirteen-week period ended June 1, 2002. Net sales for the thirteen weeks decreased 6.5% to $63.5 million from $68.0 million last year. Same store sales declined 3.8%.

Commenting upon the first quarter results, Marcy Syms, CEO, said, "While our sale performance for the first quarter reflects the general economic climate, our attention continues to be focused on the improvement of comparable store sales and the reduction of our inventory and expenses."

Syms Corp currently operates a chain of forty "off-price" apparel stores located throughout the Northeastern and Middle Atlantic regions and in the Midwest, Southeast and Southwest. Each Syms store offers a broad range of first quality, in-season merchandise bearing nationally recognized designer and brand-name labels.

Certain information in this press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and information relating to the Company that are based on the beliefs of the management of the Company, as well as assumptions made by and information currently available to the management of the Company. When used in this press release, the words "anticipate", "believe", "estimate", "expect", "intend", "plan" and similar expressions as they relate to the Company, identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events, the outcome of which is subject to certain risks, including, among others, general economic and market conditions, decreased consumer demand for the Company's product, possible disruptions in the Company's computer or telephone systems, possible work stoppages, or increase in labor costs, effects of competition, possible disruptions or delays in the opening of new stores or inability to obtain suitable sites for new stores, higher than anticipated store closings or relocation costs, higher interest rates, unanticipated increases in merchandise or occupancy costs and other factors which may be outside the Company's control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected, intended, or planned. Subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph.

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
                                    SYMS CORP
                           CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)


                                                 May 31,         June 1,
                                                  2003            2002
                                                ---------       --------
Assets

Current Assets
        Cash                                    $ 30,434        $ 33,264
        Inventory                                 88,277          94,854
        Other Current Assets                       9,276          10,238
                                                --------        --------

        Total Current Assets                     127,987         138,356

Property & Equipment-Net                         133,312         145,490

Other Assets - Net                                21,034          13,051
                                                --------        --------

Total Assets                                    $282,333        $296,897
                                                ========        ========
Liabilities & Capital
        Accounts Payable                        $ 35,647        $ 36,188
        Accrued Expenses                          11,219          10,224
        Other Current Liabilities                  5,152           5,929
                                                --------        --------

        Total Current Liabilities               $ 52,018        $ 52,341

Long-Term Debt                                     1,886           2,140

Shareholders' Equity                             228,429         242,416

Total Liabilities & Capital                     $282,333        $296,897
                                                ========        ========

                                   SYMS CORP
                       SELECTED OPERATING STATEMENT DATA
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                        First Quarter           First Quarter
                                        Ended 5/31/03           Ended 6/01/02
                                        -------------           -------------

Net Sales                               $    63,534               $   67,950

Gross Margin                                 25,914                   29,097

Operating Expenses                           28,226                   27,866

Net Income (Loss) After Taxes           $    (1,749)              $      707
                                        ===========               ==========

Net Income (Loss) Per Share - basic     $     (0.11)              $     0.04
                                        ===========               ==========

Weighted Average Shares
 Outstanding - basic                         15,439                   15,754
                                        ===========               ==========

Net Income (Loss) Per Share - diluted   $     (0.11)              $     0.04
                                        ===========               ==========

Weighted Average Shares
 Outstanding - diluted                       15,439                   15,754
                                        ===========               ==========


Contact:
-------

         Syms Corp
         Antone F. Moreira, (201) 902-9600